SECOND AMENDMENT TO
                        THE EMPLOYEE STOCK OWNERSHIP PLAN
                               AND TRUST AGREEMENT
                               (1998 Restatement)

         WHEREAS, by written instrument dated as of January 1, 1998, DST Systems, Inc. amended and restated The Employee Stock Ownership Plan and Trust Agreement (1998 Restatement); and

         WHEREAS, DST Systems, Inc., in Section 13.02 of said Plan, reserved the right to amend the Plan;

         WHEREAS, DST Systems, Inc., finds it desirable to amend the Plan to provide for the holding in the ESOP of common stock of FAM Holdings, Inc. distributed with respect to common stock of Kansas City Southern Industries, Inc. held in the ESOP; and to make conforming and clarifying changes related to the above; and UMB Bank, N.A. agrees to such amendment.

         NOW, THEREFORE, DST Systems, Inc. and UMB Bank, N.A. agree that The Employee Stock Ownership Plan and Trust Agreement (1998 Restatement) be amended as follows:

         1. The third paragraph of the recitals to the Plan following "Witnesseth" is amended to read as follows:

                  KCSI Shares transferred to this Plan from the Former Plan are held in a KCSI Shares Fund. Following the Effective Date KCSI is distributing (the "Spinoff") to its shareowners, including the Plan, substantially all of the shares ("FAM Shares") owned by it of FAM Holdings, Inc. ("FAM"). Effective as of the Spinoff FAM Shares distributed to this Plan are held in a FAM Shares Fund. The KCSI Shares Fund and FAM Shares Fund are provided solely to permit the continued holding of KCSI Shares allocated to Participants' Accounts following the transfer and FAM Shares allocated to Participants' Accounts following the Spinoff. No future contributions or investments may be made in the KCSI Shares Fund or the FAM Shares Fund.

         2. A new Section 1.28(C) is added to read as follows:

         (C) Special Rule for FAM Group Service. For purposes of determining service with an affiliate, an affiliate shall also include FAM Holdings, Inc. ("FAM"), and any corporation, partnership, joint venture, or other business entity that would be an affiliate of FAM under the foregoing definitions of "affiliate" if FAM were substituted for DST therein (a "KCSI Affiliate"); but only for periods (after the Effective Date) during which DST is also a FAM affiliate under the foregoing definitions.

         3. The second paragraph of Section 1.33 is amended to read as follows:

                  For purposes of Sections 3.08, 5.09, 6.05, 8.10(A), 10.03(o),
         10.17 and 11.01 only, in order to comply with Code ss.ss.401(a)(28), 409 and 411(d)(6), the term "Employer Securities" shall include voting common stock of Kansas City Southern Industries, Inc., and of FAM Holdings, Inc., which is readily tradable on an established securities market.

         4. The first paragraph of Section 9.04 is amended to read as follows:

                  The Trustee shall maintain a separate Account, or multiple separate Accounts, in the name of each Participant in the Plan to reflect the Participant's Accrued Benefit under the Plan. The Trustee must maintain for purposes of the Plan one Account designated as the Employer Securities Account to reflect a Participant's interest in Employer Securities held by the Plan, another Account designated as the General Investment Account to reflect the Participant's interest in the Plan attributable to assets other than Employer Securities and other than KCSI Shares and FAM Shares, another Account designated as the KCSI Shares Account to reflect a Participant's interest in the KCSI Shares held by the Plan, and another Account designated as the FAM Shares Account to reflect a Participant's interest in the FAM Shares held by the Plan. If a Participant reenters the Plan subsequent to his having a Forfeiture Break in Service (as defined in Section 5.08), the Trustee must maintain separate Accounts for the Participant's pre-Forfeiture Break in Service Accrued Benefit and separate Accounts for his post-Forfeiture Break in Service Accrued Benefit unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

         5. A new Section 9.06(D) is added to read as follows:

         (D) FAM Shares Account. As of each valuation date of each Plan Year, the Trustee first will reduce FAM Shares Accounts in the Plan for any forfeitures arising under Section 5.09 and then will credit the FAM Shares Account maintained for each Participant in the Plan with any forfeitures of FAM Shares and with any stock dividends on FAM Shares allocated to his FAM Shares Account. The Trustee will base allocations to the Participants' Accounts on dollar values of FAM Shares or on the basis of actual shares where there is a single class of FAM Shares. In making a forfeiture reduction under this Section 9.06(D), the Trustee, to the extent possible, first must forfeit from a Participant's General Investment Account before making a forfeiture from his FAM Shares Account.

         6. The first paragraph of Section 10.15 is amended to read as follows:

                                       2

                  Each Participant (or the Beneficiary thereof) acting as a named fiduciary shall have the right, with respect to Employer Securities, to direct the Trustee as to the manner in which (a) to vote any stock allocated to his Employer Securities Account as of the applicable record date of any shareowner meeting in any matter put to a shareholder vote; and (b) to respond to a tender offer, exchange offer or any other offer to purchase Employer Securities allocated to the Participant's Employer Securities Account.

         7. The fourth paragraph of Section 10.15 is amended to read as follows:

                  With regard to any tender offer, exchange offer or any other offer to purchase Employer Securities, the Trustee or its designee will solicit such instructions from Participants by distributing to each Participant such information as is distributed to shareowners of the Employer generally in connection with any such offer, and any additional information the Trustee deems appropriate in order for each Participant to give instructions. A reasonable deadline for the return of such materials may be specified.

         8. The seventh paragraph of Section 10.15 is amended to read as follows:

                  In the event a Participant eligible to receive a distribution of that Participant's Employer Securities Account does not elect in accordance with Section 10.08 to receive the distribution in the form of Employer Securities, a sale of the Employer Securities in such Account in order to fund the resulting cash distribution shall be deemed to satisfy the requirements of this Section 10.15.

         9. Section 10.19 is amended to read as follows:

            10.19 KCSI SHARE RESTRICTIONS. Any KCSI Shares acquired under the Former Plan with the proceeds of an exempt loan and FAM Shares distributed with respect to such KCSI Shares shall continue to be subject to the provisions of Treas. Reg. ss.ss.54-4975-7(b)(4), (10),
         (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent these regulations are inconsistent with Code ss.409(h).

         10. These amendments shall be effective as of the date of distribution by Kansas City Southern Industries, Inc., of substantially all of the shares owned by it of FAM Holdings, Inc.

         11. Except as herein amended, the Plan is hereby ratified and confirmed.


                                       3

         IN WITNESS WHEREOF, DST Systems, Inc. and UMB Bank, N.A., have executed this Second Amendment as of this 17th day of August, 1998.


                                            DST SYSTEMS, INC.



                                    By:     /s/Kenneth V. Hager
                                            Kenneth V. Hager
                                            Vice President, Chief Financial
                                            Officer and Treasurer


                                            UMB BANK, N.A.



                                    By:     /s/Mark P. Herman
                                            Mark P. Herman
                                            Senior Vice President


                                        4